Exhibit 99.1

FOR IMMEDIATE RELEASE	New York, NY (April 27, 2018)

Interpublic Announces First Quarter 2018 Results

•	First quarter net revenue increase of 5.9% and organic net revenue increase of 3.6%; U.S. organic net revenue growth was 4.3%

•	Operating income increase of 12% to $38.8 million, compared to $34.7 million a year ago, in seasonally small first quarter

•
Diluted earnings per share of $(0.04) was $0.03 as adjusted for sales of certain small, non-strategic businesses during the quarter, compared to $0.06 per basic and diluted share in the prior year period, with the comparison negatively impacted due to a higher adjusted tax rate

•	Management confirms that the company remains on track to achieve 2018 financial targets

Summary

Revenue

•
First quarter 2018 net revenue increased 5.9% to $1.77 billion, compared to $1.68 billion in the first quarter of 2017, with an organic net revenue increase of 3.6% compared to the prior-year period. This was comprised of an organic net increase of 4.3% in the U.S. and 2.6% internationally.

•	First quarter 2018 total revenue increased 5.1% to $2.17 billion, compared to $2.06 billion in the first quarter of 2017.

Operating Results

•	Operating income in the first quarter of 2018 was $38.8 million, compared to $34.7 million in 2017.

•	Operating margin on net revenue was 2.2% for the first quarter of 2018, compared to 2.1% in 2017.

Net Results

•	Income tax provision in the first quarter of 2018 was $12.7 million on loss before income taxes of $1.5 million.

•
First quarter 2018 net loss available to IPG common stockholders was $14.1 million, resulting in loss of $0.04 per basic and diluted share, and earnings of $0.03 per diluted share as adjusted for a non-operating loss of $24.0 million on the sales of businesses in

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

"Other (Expense) Income, Net." This compares to net income available to IPG common stockholders a year ago of $24.7 million, resulting in earnings of $0.06 per basic and diluted share.

•	As a reminder, 2017 results are as previously restated for the adoption of ASC 606.

"Against challenging comparisons, we reported another quarter of solid revenue and operating profit growth, with notably strong growth in the U.S. at 4.3%. Contributions to our performance came from a range of our agencies and marketing disciplines, including media, our three global creative networks, as well as digital, sports and experiential marketing,” said Michael I. Roth, Interpublic's Chairman and CEO. "Our strong first quarter performance and the current tone of business have us on track to deliver on our financial targets for the full year, likely at the high-end of 2% to 3% organic growth of net revenue and with operating margin expansion of 60 to 70 basis points from our restated 2017 results. The caliber of our offerings - including embedded digital expertise across the portfolio, as well as further investment in innovative data and analytics capabilities - combined with the strength of our balance sheet and our commitment to capital return, means there is significant potential at IPG for further value creation and enhanced shareholder value," concluded Mr. Roth.

Operating Results

Revenue
Net revenue of $1.77 billion in the first quarter of 2018 increased 5.9% compared with the same period in 2017. During the quarter, the effect of foreign currency translation was positive 3.0%, the impact of net divestitures was negative 0.7%, and the resulting organic net revenue increase was 3.6%.

Total revenue of $2.17 billion in the first quarter of 2018 increased 5.1% compared with the same period in 2017.

Operating Expenses
Total operating expenses, excluding billable expenses, increased 5.8% in the first quarter of 2018 from a year ago, compared with net revenue growth of 5.9%.

During the first quarter of 2018, salaries and related expenses were $1.33 billion, an increase of 6.3% compared to the same period in 2017. Staff cost ratio, which is total salaries and related expenses as a percentage of net revenue, was 75.0% in the first quarter of 2018 compared to 74.7% in the same period in 2017.

During the first quarter of 2018, office and other direct expenses were $323.8 million, an increase of 3.5% compared to the same period in 2017. Office and other direct expenses were 18.3% of net revenue in the first quarter of 2018 compared to 18.7% a year ago.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

During the first quarter of 2018, selling, general and administrative expenses were $35.1 million, a decrease of 0.3% compared to the same period in 2017. Selling, general and administrative expenses were 2.0% of net revenue in the first quarter of 2018 compared to 2.1% a year ago.

During the first quarter of 2018, depreciation and amortization was $46.0 million, an increase of 12.2% compared to the same period in 2017. Depreciation and amortization was 2.6% of net revenue in the first quarter of 2018 compared to 2.4% a year ago.

Non-Operating Results and Tax
Net interest expense of $15.9 million increased by $0.2 million in the first quarter of 2018 compared to the same period in 2017.

The income tax provision in the first quarter of 2018 was $12.7 million on loss before income taxes of $1.5 million, compared to a benefit of $0.3 million on income before income taxes of $19.8 million in the same period in 2017. Our income tax provision was driven by losses in certain foreign jurisdictions where we receive no tax benefit due to 100% valuation allowances and net losses on sales of businesses, and the classification of certain assets as held for sale, for which we did not receive a full tax benefit, partially offset by excess tax benefits on employee share-based payments, the majority of which is typically recognized in the first quarter due to the timing of the vesting of awards.

Balance Sheet
At March 31, 2018, cash, cash equivalents and marketable securities totaled $597.4 million, compared to $791.0 million at December 31, 2017 and $778.1 million at March 31, 2017. Total debt was $2.09 billion at March 31, 2018, compared to $1.37 billion at December 31, 2017.

Share Repurchase Program and Common Stock Dividend
During the first quarter of 2018, the company repurchased 2.4 million shares of its common stock at an aggregate cost of $54.9 million and an average price of $22.59 per share, including fees.

During the first quarter of 2018, the company declared and paid a common stock cash dividend of $0.21 per share, for a total of $80.8 million.

For more information concerning the company's financial results, please refer to the accompanying slide presentation available on our website, www.interpublic.com.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

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About Interpublic
Interpublic is one of the world's leading organizations of advertising agencies and marketing services companies. Major global brands include Craft, FCB (Foote, Cone & Belding), FutureBrand, Golin, Huge, Initiative, Jack Morton, MAGNA, McCann, Momentum, MRM//McCann, MullenLowe Group, Octagon, R/GA, UM and Weber Shandwick. Other leading brands include Avrett Free Ginsberg, Campbell Ewald, Carmichael Lynch, Deutsch, Hill Holliday, ID Media and The Martin Agency. For more information, please visit www.interpublic.com.

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Contact Information
Tom Cunningham
(Press)
(212) 704-1326

Jerry Leshne
(Analysts, Investors)
(212) 704-1439

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Cautionary Statement

This release contains forward-looking statements. Statements in this release that are not historical facts, including statements about management's beliefs and expectations, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

•	potential effects of a challenging economy, for example, on the demand for our advertising and marketing services, on our clients' financial condition and on our business or financial condition;

•	our ability to attract new clients and retain existing clients;

•	our ability to retain and attract key employees;

•	risks associated with assumptions we make in connection with our critical accounting estimates, including changes in assumptions associated with any effects of a weakened economy;

•	potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments;

•
risks associated with the effects of global, national and regional economic and political conditions, including counterparty risks and fluctuations in economic growth rates, interest rates and currency exchange rates; and

•	developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world.

Investors should carefully consider these factors and the additional risk factors outlined in more detail under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS FIRST QUARTER REPORT 2018 AND 2017 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Three months ended March 31,
	2018	2017	Fav. (Unfav.) % Variance
Revenue:
Net Revenue	$1,774.0	$1,675.3	5.9%
Billable Expenses	395.1	388.5	1.7%
Total Revenue	2,169.1	2,063.8	5.1%

Operating Expenses:
Salaries and Related Expenses	1,330.3	1,251.7	(6.3)%
Office and Other Direct Expenses	323.8	312.7	(3.5)%
Billable Expenses	395.1	388.5	(1.7)%
Cost of Services	2,049.2	1,952.9	(4.9)%
Selling, General and Administrative Expenses	35.1	35.2	0.3%
Depreciation and Amortization	46.0	41.0	(12.2)%
Total Operating Expenses	2,130.3	2,029.1	(5.0)%
Operating Income	38.8	34.7	11.8%
Operating Margin on Net Revenue %	2.2%	2.1%
Operating Margin on Total Revenue %	1.8%	1.7%

Expenses and Other Income:
Interest Expense	(19.9)	(20.9)
Interest Income	4.0	5.2
Other (Expense) Income, Net	(24.4)	0.8
Total (Expenses) and Other Income	(40.3)	(14.9)

(Loss) Income Before Income Taxes	(1.5)	19.8
Provision for (Benefit of) Income Taxes	12.7	(0.3)
(Loss) Income of Consolidated Companies	(14.2)	20.1
Equity in Net (Loss) Income of Unconsolidated Affiliates	(1.9)	1.2
Net (Loss) Income	(16.1)	21.3
Net Loss Attributable to Noncontrolling Interests	2.0	3.4
Net (Loss) Income Available to IPG Common Stockholders	$(14.1)	$24.7

(Loss) Earnings Per Share Available to IPG Common Stockholders:
Basic	$(0.04)	$0.06
Diluted	$(0.04)	$0.06

Weighted-Average Number of Common Shares Outstanding:
Basic	383.4	391.7
Diluted	383.4	399.3

Dividends Declared Per Common Share	$0.21	$0.18

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES RECONCILIATION OF ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Three Months Ended March 31, 2018
	As Reported	Net Losses on Sales of Businesses [1]	Adjusted Results
(Loss) Income Before Income Taxes	$(1.5)	$(24.4)	$22.9
Provision for Income Taxes	12.7	(0.4)	13.1
Equity in Net Loss of Unconsolidated Affiliates	(1.9)		(1.9)
Net Loss Attributable to Noncontrolling Interests	2.0		2.0
Net (Loss) Income Available to IPG Common Stockholders	$(14.1)	$(24.0)	$9.9

Weighted-Average Number of Common Shares Outstanding - Basic	383.4		383.4
Dilutive effect of stock options and restricted shares	N/A		5.2
Weighted-Average Number of Common Shares Outstanding - Diluted	383.4		388.6

Earnings Per Share Available to IPG Common Stockholders:
Basic	$(0.04)	$(0.06)	$0.03
Diluted	$(0.04)	$(0.06)	$0.03

[1] Includes losses on complete dispositions of businesses and the classification of certain assets held for sale.

Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax